SCOTT & GUILFOYLE

                          Certified Public Accountants

                           5 DaKota Drive - Suite 206
                          Lake Success, New York 11042

Paul J. Scott, C.P.A.                                             (516) 775-9600
Richard T. Guilfoyle, C.P.A.                                  FAX (516) 328-6638



                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SSI Capital Corp. 1997 Stock Plan and in the related Prospectus, of our report, dated February 5, 1997 on the financial statements of SSI Capital Corp., included in the Form 10-K for the fiscal year ended November 30, 1996.

                                             Very truly yours,

                                             /s/  SCOTT & GUILFOYLE
                                             -----------------------------------

Lake Success, New York
June 23, 1997